UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

Biora Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 300
San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 727-2841

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2023, Biora Therapeutics, Inc. (the “Company”) entered into a Convertible Notes Exchange Agreement (the “Exchange Agreement”) with certain holders (the “Holders”) of the Company’s 7.25% Convertible Senior Notes due 2025 (the “Existing Notes”), pursuant to which the Company acquired an aggregate of $50 million of the Company’s Existing Notes from the Holders in exchange for (i) 9,235,281 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase 7,399,226 Common Stock (the “Pre-Funded Warrants”), (iii) warrants to purchase 16,634,507 shares of Common Stock (the “September 2023 Warrants”) and (iv) accrued and unpaid interest on the Existing Notes exchanged to, but excluding, September 18, 2023. The transactions contemplated by the Exchange Agreement closed on September 18, 2023.

The Pre-Funded Warrants have an exercise price of $0.001 per share and are exercisable at any time on or after September 18, 2023 until such Pre-Funded Warrants have been fully exercised in accordance with their terms. The September 2023 Warrants have an exercise price of $3.01 per share and are exercisable at any time on or after September 18, 2023 until September 18, 2026. Each of the Pre-Funded Warrants and the September 2023 Warrants are subject to certain exercise limitations, including a limitation on the ability to exercise if the Holder’s beneficial ownership of Common Stock (together with its affiliates and certain attribution parties) would exceed 49.9% of the outstanding Common Stock.

On September 18, 2023, in connection with the transactions contemplated by the Exchange Agreement, the Company and the other stockholders party thereto entered into Amendment No. 4 to the fourth amended and restated investors’ rights agreement, dated August 27, 2019 (the “Investors’ Rights Agreement”), in order to provide for registration rights for the shares of Common Stock issued pursuant to the Exchange Agreement and issuable pursuant to the terms of the Pre-Funded Warrants and the September 2023 Warrants.

The transactions contemplated by the Exchange Agreement were conducted as a private placement and the shares of Common Stock were issued pursuant to the Exchange Agreement and are issuable pursuant to the terms of the Pre-Funded Warrants and the September 2023 Warrants pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) or 3(a)(9) of the Securities Act.

The foregoing descriptions of the Exchange Agreement, the Pre-Funded Warrants, the September 2023 Warrants and Amendment No. 4 to the Investors’ Rights Agreement are qualified in their entirety by reference to the full text of the Exchange Agreement, the form of Pre-Funded Warrant, the form of September 2023 Warrant and Amendment No. 4 to the Investors’ Rights Agreement which are attached to this Current Report on Form 8-K as Exhibit 10.1, 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference in their entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K.

Item 8.01	Other Events.

On September 19, 2023, the Company issued a press release announcing the transactions contemplated by the Exchange Agreement. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On September 19, 2023, following completion of the transactions contemplated by the Exchange Agreement, the Company had 23,328,097 shares of Common Stock outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Pre-Funded Warrant

4.2	Form of September 2023 Warrant

4.3	Amendment No. 4 to Fourth Amended and Restated Investors’ Rights Agreement, dated as of September 18, 2023, by and among Biora Therapeutics, Inc., and certain of its stockholders.

10.1	Convertible Notes Exchange Agreement for Common Stock and Warrants, dated September 18, 2023, by and among, the Company, Athyrium Opportunities III Acquisition LP and Athyrium Opportunities III Co-Invest 1 LP.

99.1	Press Release, dated September 19, 2023

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biora Therapeutics, Inc.

Date: September 19, 2023	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer